Exhibit 99.1

FOR IMMEDIATE RELEASE

Lear Increases Share Repurchase
Authorization to $1.5 Billion and Extends Authorization

SOUTHFIELD, Michigan, September 24, 2026 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today announced that its Board of Directors has approved an increase to the Company's share repurchase authorization to $1.5 billion and extended the authorization period until December 31, 2029.

"The confidence Lear’s Board has in the Company’s outlook and its ability to generate free cash flow allows for the actions announced today,” said Gregory C. Smith, Lear’s Non-Executive Chairman. “The Board fully supports the Company's capital allocation priorities, which are designed to maximize long-term shareholder value by making organic and inorganic investments to drive profitable growth and improve competitiveness, maintaining a strong and flexible balance sheet, and consistently returning excess cash to shareholders.”

At the end of the second quarter 2026, Lear had approximately $600 million remaining on its share repurchase authorization which expires on December 31, 2026. As a result of the Board’s action, Lear’s total share repurchase authorization is now $1.5 billion and reflects approximately 26% of its total market capitalization at current market prices.

Since initiating the share repurchase program in 2011 through the end of the second quarter 2026, Lear has repurchased 63.6 million shares of its common stock for a total of $6.1 billion. This represents a reduction of approximately 60% of our shares outstanding as of the commencement of the share repurchase program.

Lear may implement share repurchases under its share repurchase authorization utilizing a variety of methods, including open market purchases, accelerated share repurchase programs, privately negotiated transactions and structured repurchase transactions. Share repurchases are subject to the Company's discretion with respect to alternative uses of capital, as well as prevailing financial, market and industry conditions.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts,” “targets” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address the Company’s potential future use of its share repurchase authorization or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the section entitled "Risk Factors," and its other Securities and Exchange Commission filings. Future usage of the share repurchase authorization will be based on various factors, including the trading prices of the Company’s common stock and alternative potential uses of the Company’s capital as well as the Company’s operating results, which depend in part on actual industry production volumes, the impact of, and our ability to mitigate the effects of, U.S. or foreign policies regarding trade, including tariffs and export restrictions and any changes to tariffs or export restrictions, any resulting volume reductions or changes in vehicle production schedules by our customers, the duration and scope of any government shutdown and any other industry disruptions, supply chain disruptions, labor disruptions, unforeseen operational disruptions impacting our customers, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend, or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear Corporation (NYSE: LEA) is a global automotive leader in Seating and E-Systems. The company designs, manufactures, and delivers advanced technologies to the world’s major automakers. Building on more than 100 years of heritage, Lear is the largest U.S.-based automotive supplier, headquartered in Southfield, Michigan. Driven by a commitment to innovation, operational excellence, and sustainability, Lear’s global team of talented employees is shaping the future of mobility by developing solutions that enhance comfort, safety, and efficiency. More information is available at Lear.com.

CONTACTS:

Marianne Vidershain	Tim Brumbaugh
Vice President, Treasurer	Vice President, Investor Relations
and Head of Investor Relations	(248) 447-1329
(248) 447-5541

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